Exhibit 12.2

CERTIFICATION

I, Guan Zemin, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 20-F of Sinopec Shanghai Petrochemical Company Limited.

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 12, 2022

By:	/s/ Guan Zemin
Guan Zemin
President